Exhibit 15.1

Awareness of Independent Registered

Public Accounting Firm

We acknowledge the incorporation by reference in the May 19, 2014, Registration Statement on Form S-4 (No. 333-            ) of Home BancShares, Inc., of our report dated May 8, 2014, included with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/ BKD, LLP

Little Rock, Arkansas

May 19, 2014

Exhibit 15.1 - Page 1